UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 16, 2015

Esio Water & Beverage Development Corp.

(Exact name of registrant as specified in its charter)

Nevada	001-10320	13-3465289
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

36508 N. 15th Lane

Phoenix, Arizona 85086

(Address of principal executive offices) (Zip Code)

(866) 545-4875

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

CAUTIONARY NOTE REGARDING FORWARD LOOKING STATEMENTS

The Current Report on Form 8-K contains forward looking statements that involve risks and uncertainties, principally in the sections entitled “Description of Business,” “Risk Factors,” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”  All statements other than statements of historical fact contained in this Current Report on Form 8-K, including statements regarding future events, our future financial performance, business strategy and plans and objectives of management for future operations, are forward-looking statements.  We have attempted to identify forward-looking statements by terminology including “anticipates,” “believes,” “can,” “continue,” “could,” “estimates,” “expects,” “intends,” “may,” “plans,” “potential,” “predicts,” “should,” or “will” or the negative of these terms or other comparable terminology.  Although we do not make forward looking statements unless we believe we have a reasonable basis for doing so, we cannot guarantee their accuracy.  These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks outlined under “Risk Factors” or elsewhere in this Current Report on Form 8-K, which may cause our or our industry’s actual results, levels of activity, performance or achievements expressed or implied by these forward-looking statements.  Moreover, we operate in a very competitive and rapidly changing environment.  New risks emerge from time to time and it is not possible for us to predict all risk factors, nor can we address the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause our actual results to differ materially from those contained in any forward-looking statements.

We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy, short term and long term business operations, and financial needs.  These forward-looking statements are subject to certain risks and uncertainties that could cause our actual results to differ materially from those reflected in the forward looking statements.  Factors that could cause or contribute to such differences include, but are not limited to, those discussed in this Current Report on Form 8-K, and in particular, the risks discussed below and under the heading “Risk Factors” and those discussed in other documents we file with the Securities and Exchange Commission that are incorporated into this Current Report on Form 8-K by reference.  The following discussion should be read in conjunction with our annual report on Form 10-K and our quarterly reports on Form 10-Q incorporated into this Current Report on Form 8-K by reference, and the consolidated financial statements and notes thereto included in our annual and quarterly reports.  We undertake no obligation to revise or publicly release the results of any revision to these forward-looking statements.  In light of these risks, uncertainties and assumptions, the forward-looking events and circumstances discussed in this Current Report on Form 8-K may not occur and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statement.

You should not place undue reliance on any forward-looking statement, each of which applies only as of the date of this Current Report on Form 8-K.  Before you invest in our common stock, you should be aware that the occurrence of the events described in the section entitled “Risk Factors” and elsewhere in this Current Report on Form 8-K could negatively affect our business, operating results, financial condition and stock price.  Except as required by law, we undertake no obligation to update or revise publicly any of the forward-looking statements after the date of this Current Report on Form 8-K to conform our statements to actual results or changed expectations.

Item 1.01.	Entry into a Material Definitive Agreement

As more fully described in Item 2.01 below, on December 31, 2014, we entered into an Agreement of Share Exchange and Plan of Reorganization (the “Share Exchange Agreement”) and consummated a share exchange (the “Share Exchange”) with iMetabolic Corp. (“IMET”), a Nevada corporation.  The Effective Date of the transaction was March 16, 2015 (the “Effective Date”) and resulted in the acquisition of IMET (the “Acquisition”).  Pursuant to the terms of the Share Exchange Agreement, we acquired all of the outstanding capital stock of IMET from the 16 IMET shareholders for an aggregate of 60,000,000 shares, or 76.2% of the Company’s common stock.

As a result of the Share Exchange Agreement, the IMET shareholders transferred all their interest in IMET to the Company and, as a result, IMET became our wholly owned subsidiary of the Company.

As a further condition of the Share Exchange Agreement, the current officers of the Company resigned and Mark Conte was appointed President, CEO and a director of the Company, Kevin J. Pikero as CFO, Treasurer, Secretary, and a director and Andrew Smith as a director.

The Share Exchange Agreement contains customary terms and conditions for a transaction of this type, including representations, warranties and covenants, as well as provisions describing the consideration for the Acquisition, the process of exchanging the consideration and the effect of the Acquisition.

This transaction is discussed more fully in Section 2.01 of this Current Report.  This brief discussion is qualified by reference to the provisions of the Share Exchange Agreement which is attached in full to this report as Exhibit 2.1.

Item 2.01.	Completion of Acquisition or Disposition of Assets

As described in Item 1.01 above, on December 31, 2014, we acquired all of the issued and outstanding common stock of IMET, in accordance with the Share Exchange Agreement.  The Effective Date of the transaction was March 16, 2015 (the “Effective Date”).  On the Effective Date, pursuant to the terms of the Share Exchange Agreement, we acquired all of the outstanding capital stock of IMET from the IMET shareholders; and the IMET shareholders transferred and contributed all of their share interests in IMET to us.  In exchange, we issued to the IMET shareholders 60,000,000 shares, or approximately 76.2% of our common stock.  On the Effective Date, IMET became our wholly owned subsidiary.

BUSINESS

Overview

IMET was  formed on July 1, 2013 for the purpose of marketing products under the brand “iMetabolic” that were previously being sold by the brand’s licensor, International Metabolic Institute LLC (“IMI”), as well as to develop new products that would be specifically suited for a national marketing plan.  IMI transferred certain product and trademark rights to IMET on July 22, 2013 (the “License”).  The License was amended on March 16, 2015 to clarify IMET’s and IMI’s future rights. See “The License” below. The mission of IMET is to build upon preexisting brand equity and the expert copy and other literature authored by Dr. Kent Sasse as applied to the national launch of products with extraordinary profitability and novel market appeal.

A pre-existing line of five (5) soft-bound books authored by the founder of the iMetabolic brand, Dr. Kent Sasse, is available for sale under the brand “A Sasse Guide” on both the www.imetabolic.com and www.sasseguide.com websites. These books are titled: (i) Life-Changing Weight Loss; (ii) Doctor’s Orders – 101 Medically Proven Tips for Losing Weight; (iii) Outpatient Weight Loss Surgery – Safe and Successful Weight Loss with Modern Bariatric Surgery; (iv) Weight-Loss Surgery – Which One is Right for You?; and (v) After Weight Loss Surgery.  Pursuant to the terms of the License Amendment these books will continue to be the property of and sold by IMI.

A pre-existing line of products, including, but not limited to, proprietary blend meal replacements, dietary specialty foods, and nutraceuticals, have been sold by IMI at IMI’s company store / doctor’s office pursuant to a reservation of rights in the license and online at www.imetabolic.com.  An amendment to the License provides that after IMI has sold all of its inventory existing or ordered on March 16 2015 IMI will not sell any more products which may be deemed to compete with IMET’s products.

IMET has developed the following four new products to be marketed in the short-term:

*  A new product concept to be marketed under the name iMetabolic “Catalyst”, which is intended to provide the essential vitamins and plant compounds that are necessary to aid in metabolic functions. Such ingredients include broad spectrum B-Complex Vitamins, as well as Green Tea Extract and Resveratrol (polyphenols).

*  A new product concept to be marketed under the name iMetabolic “Mini-Meal”, which is intended to provide the essential whey protein isolate intake for a person who is on a four-to-five meal per day diet or needs a snack that will act as a low-calorie, high nutritional value appetite suppressant.

*  A new product concept to be marketed under the name iMetabolic “Multi-Pro”, which is intended to provide the essential broad- spectrum vitamins and minerals that are typically marketed as “multi-vitamin supplements”; however, this product is specifically tailored to dovetail with the “Catalyst” so as to virtually eliminate the duplicate consumption of overlapping ingredients that routinely plagues supplement users.

*  A new product concept to be marketed under the name iMetabolic “BittX”. This product is premised on the scientific theory that modern horticulture and food producers have systematically promoted foods that are sweet or lack bitterness, which is the flavor typically associated with foods that have the greatest health benefits. Accordingly, this product is intended to reform the body’s disposition toward bitter foods in a subtle, inoffensive way.

IMET believes its current four products can be successfully market through the use of infomercials and has made progress with identifying a creator and producer for an infomercial to sell the products.  However, there is no assurance IMET’s infomercial marketing strategy will be successful.

IMET has also investigated using regional distributors for its products and may use them in the future, on a region by region basis as working capital permits.

IMET believes it has located experienced nutrition and supplemental manufacturers who have indicated an interest and an ability to manufacture IMET’s initial four products.  IMET has received written cost quotations from these manufactures and production timetables, as well.

IMET is hopeful with its infomercial filming schedule and product manufacturing schedules that it can be successfully marketing its products within six months of the closing of the Exchange.  However, at this time there is no assurance when any product marketing will actually take place.

The License Agreement

IMET entered into a license with IMI, a Nevada limited liability company, on July 22, 2013 (the “License”).  In the License, IMI granted to IMET the exclusive licenses to use, produce, market and sell: (i) five marks (the “Licensed Marks”); (ii) four books written by Dr. Sasse (the “Licensed Content”); and (iii) approximately 150 supplements and foods created and previously sold by IMI (the “Licensed Articles”).  The Licensed Marks include the trademark “iMetabolic”; the domain name “www.imetabolic.com”; the trademark “iMetabolic Catalyst”; and a trademark and domain name related to Dr. Sasse.  The License had a term of three years, commencing on July 1, 2013 (the “Initial Term”), with a provision stating that the term of the License would automatically become perpetual if IMET sold $3.0 Million of Licensed Content or Licensed Articles before July 1, 2016. IMET is to bear all expenses of the creation and sale of the Licensed Content and Licensed Articles.  The License contains other provisions standard in licenses.

In conjunction with closing the Exchange, on March 16, 2015 IMI and IMET executed an amendment to the License (the “License Amendment”). In the License Amendment: (i) IMET returned to IMI all rights to the Licensed Content (Dr. Sasse’s books), the two Dr. Sasse Licensed Marks and all revenues from the sale of the Licensed Articles since July 1, 2013 through the date of closing the Exchange; (ii) the Initial Term was increased from three to four years; (iii) a provision was added stating that after the closing of the Exchange, IMI shall not sell any more of the Licensed Articles or any other products IMET deems as competing with the Licensed Articles; (iv) a provision was added stating that upon reaching the $3.0 Million milestone, IMI shall transfer and or assign to IMET the three remaining Licensed Marks; and (v) a provision was added stating that upon completion of the Initial Term, IMET shall have all rights, obligations, and burdens of enforcing the Licensed Marks.

Mark Conte, ESIO’s new president and a new ESIO Director, and Dr. Sasse were managers and members of IMI.  Mr. Conte and Dr. Sasse were also shareholders of IMET.  On March 16, 2015 Mr. Conte resigned as a manager of IMI.

During 2014 the trademark “iMetabolic” expired at the U.S. Patent and Trademark Office.  In conjunction with the closing of the Exchange, IMI re-applied for that trademark on December 16, 2014.  It is anticipated that the trademark will be granted to IMI in the Summer or Fall of 2015.

Competition

The business of marketing weight management and nutrition products is highly competitive and sensitive to the introduction of new products or weight management plans, including various prescription drugs, which may rapidly capture a significant share of the market. These market segments include numerous manufacturers, distributors, marketers, retailers and physicians that actively compete for the business of consumers both in the United States and abroad. Some of these competitors have longer operating histories, significantly greater financial, technical, product development, marketing and sales resources, greater name recognition, larger established customer bases and better-developed distribution channels than we do. Our present or future competitors may be able to develop products that are comparable or superior to those we offer, adapt more quickly than we do to new technologies, evolving industry trends and standards or customer requirements, or devote greater resources to the development, promotion and sale of their products than we do. For example, if our competitors develop other diet or weight loss treatments that prove to be more effective than our products, demand for our products could be reduced. Accordingly, we may not be able to compete effectively in our markets and competition may intensify.

We are also subject to significant competition from network marketing organizations, including those that market weight management products, dietary and nutritional supplements and personal care products as well as other types of products. We compete for global customers and distributors with regard to weight management, nutritional supplement and personal care products. Our competitors include both direct selling companies such as Herbalife, NuSkin Enterprises, Nature’s Sunshine, Alticor/Amway, Melaleuca, Avon Products, Oriflame and Mary Kay, as well as retail establishments in which we are not a vendor such as Weight Watchers, Jenny Craig, General Nutrition Centers, Wal-Mart and retail pharmacies.

In addition, because the industry in which we operate is not particularly capital intensive or otherwise subject to high barriers to entry, it is relatively easy for new competitors to emerge who will compete with us for our distributors and customers.

Employees

In addition to our officers and Directors, we currently have no full-time employees.

Description of Property

We own no property at this time and have not yet entered into a lease of office space in the Reno, Nevada area.

Legal Proceedings

No legal proceedings are currently pending or threatened against or by IMET or ESIO.

Market for Common Stock

Our common stock is quoted on the OTC QB maintained by the Financial Industry Regulatory Authority (“FINRA”) under the symbol “ESWB.”  The high and low bid prices of our common stock as reported for the periods presented, by fiscal quarter (i.e., the first quarter beginning July 1 and ended September 30), were as follows.  The quotations reflect inter-dealer prices, without retail markup, mark-down, or commission and may not represent actual transactions.

	High	Low
Fiscal Year Ended: June 30, 2014
First Quarter	$0.13	$0.08
Second Quarter	0.05	0.10
Third Quarter	0.10	0.01
Fourth Quarter	0.07	0.02

Fiscal Year Ended: June 30, 2013
First Quarter	$0.30	$0.15
Second Quarter	0.28	0.17
Third Quarter	0.35	0.10
Fourth Quarter	0.15	0.07

Holders

As of March 16, 2015 there were approximately 160 holders of record of our common stock. This does not include beneficial owners holding stock in street name.

Dividend Policy

Any future determination as to the declaration and payment of dividends on shares of our Common Stock will be made at the discretion of our Board of Directors out of funds legally available for such purpose.  We are under no contractual obligations or restrictions to declare or pay dividends on our shares of Common Stock.  In addition, we currently have no plans to pay such dividends.  Our Board of Directors currently intends to retain all earnings for use in the business for the foreseeable future.  See “Risk Factors.”

Recent Sales of Unregistered Securities

All previous unregistered sales were disclosed in prior quarterly or current reports.

Transfer Agent

Our transfer agent and registrar are American Stock Transfer and Trust Co., 6201 15th Avenue, 3rd Floor, Brooklyn, NY 11219, Telephone (718) 921-8210

Submission of Matters to a Vote of Security Holders

All of IMET’s shareholders have consented to IMET’s execution of the Share Exchange Agreement in a written agreement.

RISK FACTORS

You should carefully consider the risks described below together with all of the other information included in this document before making an investment decision with regard to our securities.  The statements contained or incorporated herein that are not historic facts are forward-looking statements that are subject to risks and uncertainties that could cause actual results to differ materially from those set forth in or implied by forward-looking statements. If any of the following risks actually occurs, our business, financial condition or results of operations could be harmed. In that case, the trading price of our common stock could decline, and you may lose all or part of your investment.

Risks Relating to Our Business

Since its inception through December 31, 2014, IMET has generated a net deficit of $21,575 and never made a profit in any quarter.  There is no assurance that IMET or we will ever generate sufficient revenues to be profitable.

We believe IMET’s current business plan will permit it to generate profitable operations in the short term with the minimal capital which we can presently provide to it.  However, there is no assurance we will ever generate sufficient revenues to be profitable. (See “Management’s Discussion and Analysis of Financial Condition” below.)

If we fail to further penetrate existing markets or successfully expand our business into new markets, then the growth in sales of our products, along with our operating results, could be negatively impacted.

The success of our business is to a large extent contingent on our ability to continue to grow by entering new markets and further penetrating existing markets. Our ability to further penetrate existing markets or to successfully expand our business into additional countries is subject to numerous factors, many of which are out of our control.

In addition, government regulations in both our domestic and international markets can delay or prevent the introduction, or require the reformulation or withdrawal, of some of our products, which could negatively impact our business, financial condition and results of operations. Also, our ability to increase market penetration in certain countries may be limited by the finite number of persons in a given country inclined to pursue a direct selling business opportunity or consumers willing to purchase our products. Moreover, our growth will depend upon improved training and other activities that enhance distributor retention in our markets.

We cannot guarantee that our anticipated growth levels will be achieved in the immediate or long term future.

Short-term success is dependent on planned infomercial campaign.

IMET will employ an infomercial as part of its initial marketing strategy to drive consumers to its website and retail stores.  The infomercial will focus on IMET’s products and Dr. Sasse’s success in weight loss and health maintenance with these and similar products.  IMET anticipates that this infomercial driven marketing approach will be profitable.  Hopefully, this infomercial strategy will be successful enough to fund future product expansion into national or regional distributor product marketing.

Infomercial marketing is highly competitive and capable of producing unanticipated negative results, including costs exceeding estimates and/or lower than expected sales results. There is no assurance that the planned initial infomercial marketing strategy will be profitable.

We may have difficulty raising additional capital to fund expanded operations.

At present we have no plans to obtain financing for our proposed short- term marketing plans.  However, we may need to obtain financing to meet our long-term goals of expanded operations and increased profits.  At present we have no agreement or arrangements to obtain the financing needed to fund our future expanded operations.  If we do not obtain substantial funding, we expect our expansion expenses will exceed our immediate sales revenues.  Our successful long-term future is dependent on receiving substantial funding in the long-term.  (See “Management’s Discussion and Analysis of Financial Condition,” below.)

Since we rely on independent third parties for the manufacture and supply of our products, if these third parties fail to reliably supply products to us at required levels of quality, then our financial condition and operating results would be harmed.

The majority of our products are manufactured at third party contract manufacturers. We cannot assure you that our outside manufacturers will continue to reliably supply products to us at the levels of quality, or the quantities, we require, especially under the FDA’s recently adopted cGMP regulations.  Additionally, while we are not presently aware of any current liquidity issues with our suppliers, we cannot assure you that they will not experience financial hardship as a result of the current global financial crisis.

In the event any of our third-party manufacturers were to become unable or unwilling to continue to provide us with products in required volumes and at suitable quality levels, we would be required to identify and obtain acceptable replacement manufacturing sources. There is no assurance that we would be able to obtain alternative manufacturing sources on a timely basis. An extended interruption in the supply of products would result in the loss of sales. In addition, any actual or perceived degradation of product quality as a result of reliance on third party manufacturers may have an adverse effect on sales or result in increased product returns and buybacks. Also, while we may experience ingredient and product price pressure, we believe that we will be able to mitigate some of these cost pressures through economies of scale and improved optimization of our supply chain.

Our failure to establish and maintain distributor relationships for any reason could negatively impact sales of our products and harm our financial condition and operating results.

We intend to depend upon third-party distributors of our products for the origination of a substantial portion, if not all, of our sales. To increase our revenue, we must increase the number of, or the productivity of, our distributors. Accordingly, our success depends in significant part upon our ability to recruit, retain, and motivate a large base of distributors. There may be a high rate of turnover among our distributors, which is a characteristic of retail sales and the network marketing business. The loss of a significant number of distributors for any reason could negatively impact sales of our products and could impair our ability to attract new distributors. In our efforts to attract and retain distributors, we will compete with other network marketing organizations, including those in the weight management, dietary, and nutritional supplement and personal care and cosmetic product industries. Our operating results could be harmed if our existing and new business opportunities and products do not generate sufficient interest to retain existing distributors and attract new distributors.

Since we cannot exert the same level of influence or control over third-party distributors as we could if they were our own employees, our distributors could fail to comply with our distributor policies and procedures, which could result in claims against us that could harm our financial condition and operating results.

Our third-party distributors are independent contractors and, accordingly, we are not in a position to directly provide the same direction, motivation, and oversight as we would if distributors were our own employees. As a result, there can be no assurance that our distributors will participate in our marketing strategies or plans, accept our introduction of new products, or comply with our distributor policies and procedures.

Extensive federal, state and local laws may regulate our business, products, and network marketing programs. While we intend to implement distributor policies and procedures designed to govern distributor conduct and protect the goodwill associated with our trademarks and trade names, it can be difficult to enforce these policies and procedures. Violations by our third-party distributors of applicable law or of our policies and procedures in dealing with customers could reflect negatively on our products and operations and harm our business reputation. In addition, it is possible that a court could hold us civilly or criminally accountable based on vicarious liability because of the actions of our third-party distributors.

Our failure to appropriately respond to changing consumer preferences and demand for new products or product enhancements could significantly harm our distributor and customer relationships and product sales and harm our financial condition and operating results.

Our business is subject to changing consumer trends and preferences, especially with respect to weight management products. Our continued success depends in part on our ability to anticipate and respond to these changes, and we may not respond in a timely or commercially appropriate manner to such changes. Furthermore, the nutritional supplement industry is characterized by rapid and frequent changes in demand for products and new product introductions and enhancements. Our failure to accurately predict these trends could negatively impact consumer opinion of our products, which in turn could harm our customer and distributor relationships and cause the loss of sales. The success of our new product offerings and enhancements depends upon a number of factors, including our ability to:

•	accurately anticipate customer needs;

•	innovate and develop new products or product enhancements that meet these needs;

•	successfully commercialize new products or product enhancements in a timely manner;

•	price our products competitively;

•	manufacture and deliver our products in sufficient volumes and in a timely manner; and

•	differentiate our product offerings from those of our competitors.

If we do not introduce new products or make enhancements to meet the changing needs of our customers in a timely manner, some of our products could be rendered obsolete, which could negatively impact our revenues, financial condition and operating results.

Since one of our products is intended to constitute a significant portion of our retail sales, significant decreases in consumer demand for this product or our failure to produce a suitable replacement should we cease offering it would harm our financial condition and operating results.

Our product titled the “iMetabolic Catalyst” is intended to constitute a significant portion of our initial sales. Therefore, if consumer demand for this product decreases significantly or we cease offering this product without a suitable replacement, then our financial condition and operating results would be harmed.

Adverse publicity associated with our products, ingredients or network marketing program, or those of similar companies, could harm our financial condition and operating results.

The size of our distribution force and the results of our operations may be significantly affected by the public’s perception of the Company and similar companies. This perception is dependent upon opinions concerning:

•	the safety and quality of our products and ingredients;

•	the safety and quality of similar products and ingredients distributed by other companies;

•	our distributors;

•	our network marketing program; and

•	the direct selling business generally.

Adverse publicity concerning any actual or purported failure of our Company or our third-party distributors to comply with applicable laws and regulations regarding product claims and advertising, good manufacturing practices, the regulation of our network marketing program, the licensing of our products for sale in our target markets or other aspects of our business, whether or not resulting in enforcement actions or the imposition of penalties, could have an adverse effect on the goodwill of our Company and could negatively affect our ability to attract, motivate, and retain distributors, which would negatively impact our ability to generate revenue. We cannot ensure that all distributors will comply with applicable legal requirements relating to the advertising, labeling, licensing, or distribution of our products.

In addition, our distributors’ and consumers’ perception of the safety and quality of our products and ingredients as well as similar products and ingredients distributed by other companies can be significantly influenced by media attention, publicized scientific research or findings, widespread product liability claims and other publicity concerning our products or ingredients or similar products and ingredients distributed by other companies.

Adverse publicity, whether or not accurate or resulting from consumers’ use or misuse of our products, that associates consumption of our products or ingredients or any similar products or ingredients with illness or other adverse effects, questions the benefits of our or similar products or claims that any such products are ineffective, inappropriately labeled or have inaccurate instructions as to their use, could lead to lawsuits or other legal challenges and could negatively impact our reputation, the market demand for our products, or our general business.

From time to time we may receive inquiries from government agencies and third parties requesting information concerning our products. We intend to fully cooperate with these inquiries including, when requested, by the submission of detailed technical reports addressing product composition, manufacturing, process control, quality assurance, and contaminant testing. We understand that such materials may undergo review by regulators in certain markets from time to time.  We also are confident in the safety of our products when used as directed. However, there can be no assurance that regulators in these or other markets will not take actions that might delay or prevent the introduction of new products, or require the reformulation or the temporary or permanent withdrawal of certain of our existing products from their markets.

Due to the high level of competition in our industry, we might fail to retain our customers and distributors, which would harm our financial condition and operating results.

The business of marketing weight management and nutrition products is highly competitive and sensitive to the introduction of new products or weight management plans, including various prescription drugs, which may rapidly capture a significant share of the market. These market segments include numerous manufacturers, distributors, marketers, retailers and physicians that actively compete for the business of consumers both in the United States and abroad. Some of these competitors have longer operating histories, significantly greater financial, technical, product development, marketing and sales resources, greater name recognition, larger established customer bases and better-developed distribution channels than we do. Our present or future competitors may be able to develop products that are comparable or superior to those we offer, adapt more quickly than we do to new technologies, evolving industry trends and standards or customer requirements, or devote greater resources to the development, promotion and sale of their products than we do. For example, if our competitors develop other diet or weight loss treatments that prove to be more effective than our products, demand for our products could be reduced. Accordingly, we may not be able to compete effectively in our markets and competition may intensify.

We are also subject to significant competition from network marketing organizations, including those that market weight management products, dietary and nutritional supplements and personal care products as well as other types of products. We compete for global customers and distributors with regard to weight management, nutritional supplement and personal care products. Our competitors include both direct selling companies such as Herbalife, NuSkin Enterprises, Nature’s Sunshine, Alticor/Amway, Melaleuca, Avon Products, Oriflame and Mary Kay, as well as retail establishments in which we are not a vendor such as Weight Watchers, Jenny Craig, General Nutrition Centers, Wal-Mart and retail pharmacies.

In addition, because the industry in which we operate is not particularly capital intensive or otherwise subject to high barriers to entry, it is relatively easy for new competitors to emerge who will compete with us for our distributors and customers.

We are affected by extensive laws, governmental regulations, administrative determinations, court decisions and similar constraints both domestically and abroad, and our failure or our distributors’ failure to comply with these restraints could lead to the imposition of significant penalties or claims, which could harm our financial condition and operating results.

In both domestic and foreign markets, the formulation, manufacturing, packaging, labeling, distribution, importation, exportation, licensing, sale and storage of our products are affected by extensive laws, governmental regulations, administrative determinations, court decisions and similar constraints. Such laws, regulations and other constraints may exist at the federal, state or local levels in the United States and at all levels of government in foreign jurisdictions. There can be no assurance that we or our distributors are in compliance with all of these regulations. Our failure or our distributors’ failure to comply with these regulations or new regulations could lead to the imposition of significant penalties or claims and could negatively impact our business. In addition, the adoption of new regulations or changes in the interpretations of existing regulations may result in significant compliance costs or discontinuation of product sales and may negatively impact the marketing of our products, resulting in significant loss of sales revenues.

The FTC revised its Guides Concerning the Use of Endorsements and Testimonials in Advertising, or Guides, which became effective on December 1, 2009. Although the Guides are not binding, they explain how the FTC interprets Section 5 of the FTC Act’s prohibition on unfair or deceptive acts or practices. Consequently, the FTC could bring a Section 5 enforcement action based on practices that are inconsistent with the Guides. Under the revised Guides, advertisements that feature a consumer and convey his or her atypical experience with a product or service are required to clearly disclose the results that consumers can generally expect. In contrast to the 1980 version of the Guides, which allowed advertisers to describe atypical results in a testimonial as long as they included a disclaimer such as “results not typical”, the revised Guides no longer contain such a safe harbor. The revised Guides also add new examples to illustrate the long-standing principle that “material connections” between advertisers and endorsers (such as payments or free products), connections that consumers might not expect, must be disclosed. We intend for our marketing materials to be compliant with the revised Guides.  However, it is possible that our use, and that of our distributors, of testimonials in the advertising and promotion of our products could unintentionally fail to comply with the revised Guides and subject us to regulatory scrutiny that could negatively impact our sales.

We are subject to FDA rules for current good manufacturing practices (“cGMPs”) for the manufacture, packing, labeling and holding of dietary supplements distributed in the United States. We principally rely upon our vendors and contract manufacturers for compliance with the cGMPs for dietary supplements manufactured by or on behalf of us for distribution in the United States. However, if we should be found not to be in compliance with cGMPs for the products it self-manufactures it could negatively impact our reputation and ability to sell our products even after any such situation had been rectified.  Further, if contract manufacturers whose products bear our labels fail to comply with the cGMPs, this could negatively impact our reputation and ability to sell its products even though we are not directly liable under the cGMPs for such compliance. In complying with the dietary supplement cGMPs, we have experienced increases in production costs as a result of the necessary increase in testing of raw ingredients, work in process and finished products.

From time to time, we may be subject to inquiries from and investigations by various governmental and other regulatory authorities. To the extent any of these inquiries are or become material they will be disclosed as required by applicable securities laws.

If we fail to protect our trademarks and trade names, then our ability to compete could be negatively affected, which would harm our financial condition and operating results.

The market for our products depends to a significant extent upon the goodwill associated with our trademark and trade names. We own, or have licenses to use, the material trademark and trade name rights used in connection with the packaging, marketing and distribution of our products in the markets where those products are sold. Therefore, trademark and trade name protection is important to our business. Although our primary trademark “iMetabolic” is registered in the United States, we may not be successful in asserting trademark or trade name protection in foreign countries. In addition, the laws of certain foreign countries may not protect our intellectual property rights to the same extent as the laws of the United States. The loss or infringement of our trademarks or trade names could impair the goodwill associated with our brands and harm our reputation, which would harm our financial condition and operating results.

We permit the limited use of our trademarks by our third-party distributors to assist them in the marketing of our products. It is possible that doing so may increase the risk of unauthorized use or misuse of our trademarks in markets where their registration status differs from that asserted by our independent distributors, or they may be used in association with claims or products in a manner not permitted under applicable laws and regulations. Were this to occur it is possible that this could diminish the value of these marks or otherwise impair our further use of these marks.

We may incur material product liability claims, which could increase our costs and harm our financial condition and operating results.

Our products consist of herbs, vitamins, minerals, and other ingredients that are classified as foods or dietary supplements and are not subject to pre-market regulatory approval in the United States. Our products could contain contaminated substances, and some of our products contain some ingredients that do not have long histories of human consumption. We conduct limited clinical studies on some key products but not all products. Previously unknown adverse reactions resulting from human consumption of these ingredients could occur. As a marketer of dietary and nutritional supplements and other products that are ingested by consumers or applied to their bodies, we have been, and may again be, subjected to various product liability claims, including that the products contain contaminants, the products include inadequate instructions as to their uses, or the products include inadequate warnings concerning side effects and interactions with other substances. It is possible that widespread product liability claims could increase our costs, and adversely affect our revenues and operating income. Moreover, liability claims arising from a serious adverse event may increase our costs through higher insurance premiums and deductibles, and may make it more difficult to secure adequate insurance coverage in the future. In addition, our product liability insurance may fail to cover future product liability claims, thereby requiring us to pay substantial monetary damages and adversely affecting our business.

We may incur material product liability claims, which could increase our costs and harm our financial condition and operating results.

Our products consist of herbs, vitamins, minerals, and other ingredients that are classified as foods or dietary supplements and are not subject to pre-market regulatory approval in the United States. Our products could contain contaminated substances, and some of our products contain some ingredients that do not have long histories of human consumption. We conduct limited clinical studies on some key products but not all products. Previously unknown adverse reactions resulting from human consumption of these ingredients could occur. As a marketer of dietary and nutritional supplements and other products that are ingested by consumers or applied to their bodies, we have been, and may again be, subjected to various product liability claims, including that the products contain contaminants, the products include inadequate instructions as to their uses, or the products include inadequate warnings concerning side effects and interactions with other substances. It is possible that widespread product liability claims could increase our costs, and adversely affect our revenues and operating income. Moreover, liability claims arising from a serious adverse event may increase our costs through higher insurance premiums and deductibles, and may make it more difficult to secure adequate insurance coverage in the future. In addition, our product liability insurance may fail to cover future product liability claims, thereby requiring us to pay substantial monetary damages and adversely affecting our business.

We depend on our key management personnel, and the loss of their services could adversely affect our business.

We place substantial reliance upon the efforts and abilities of our executive officer, Mark W. Conte.  The loss of his services, even for a short period of time, could have a material adverse effect on our business, operations, revenues or prospects.  We do not have an employment agreement with Mr. Conte or any other employee. We do not maintain key man life insurance on the life of Mr. Conte.

We may never pay any dividends to shareholders.

We have never paid any dividends and have not declared any dividends to date.  The declaration, payment and amount of any future dividends will be made at the discretion of the Board of Directors, and will depend upon, among other things, the results of our operations, cash flows and financial condition, operating and capital requirements, and other factors as the Board of Directors considers relevant.  Our Board of Directors does not intend to distribute dividends in the near future.  There is no assurance that future dividends will be paid, and, if dividends are paid, there is no assurance with respect to the amount of any such dividend.

We may incur significant costs to ensure compliance with United States corporate governance and accounting requirements.

We may incur significant costs associated with our public company reporting requirements, costs associated with newly applicable corporate governance requirements, including requirements under the Sarbanes-Oxley Act of 2002 and other rules implemented by the Securities and Exchange Commission. We expect all of these applicable rules and regulations to significantly increase our legal and financial compliance costs and to make some activities more time consuming and costly.  We also expect that these applicable rules and regulations may make it more difficult and more expensive for us to obtain director and officer liability insurance and we may be required to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage.  As a result, it may be more difficult for us to attract and retain qualified individuals to serve on our Board of Directors or as executive officers.  We are currently evaluating and monitoring developments with respect to these newly applicable rules, and we cannot predict or estimate the amount of additional costs we may incur or the timing of such costs.

We may not be able to meet the accelerated filing and internal control reporting requirements imposed by the Securities and Exchange Commission resulting in a possible decline in the price of our common stock and our inability to obtain future financing.

As directed by Section 404 of the Sarbanes-Oxley Act, the Securities and Exchange Commission adopted rules requiring each public company to include a report of management on the company’s internal controls over financial reporting in its annual reports.  In addition, the independent registered public accounting firm auditing a company’s financial statements must also attest to and report on management’s assessment of the effectiveness of the company’s internal controls over financial reporting as well as the operating effectiveness of the company’s internal controls.

While we expect to expend significant resources in developing the necessary documentation and testing procedures required by Section 404 of the Sarbanes-Oxley Act, there is a risk that we may not be able to comply timely with all of the requirements imposed by this rule.  In the event that we are unable to receive a positive attestation from our independent registered public accounting firm with respect to our internal controls, investors and others may lose confidence in the reliability of our financial statements and our stock price and ability to obtain equity or debt financing as needed could suffer.

In addition, in the event that our independent registered public accounting firm is unable to rely on our internal controls in connection with its audit of our financial statements, and in the further event that it is unable to devise alternative procedures in order to satisfy itself as to the material accuracy of our financial statements and related disclosures, it is possible that we would be unable to file our Annual Report on Form 10-K with the Securities and Exchange Commission, which could also adversely affect the market price of our common stock and our ability to secure additional financing as needed.

Risks Related to Our Securities

Our articles of incorporation provide for indemnification of officers and directors at our expense and limit their liability which may result in a major cost to us and hurt the interests of our shareholders because corporate resources may be expended for the benefit of officers and/or directors.

Our articles of incorporation and applicable Nevada law provide for the indemnification of our directors, officers, employees, and agents, under certain circumstances, against attorney’s fees and other expenses incurred by them in any litigation to which they become a party arising from their association with or activities on our behalf. We will also bear the expenses of such litigation for any of our directors, officers, employees, or agents, upon such person’s written promise to repay us if it is ultimately determined that any such person shall not have been entitled to indemnification. This indemnification policy could result in substantial expenditures by us which we will be unable to recoup.

We have been advised that, in the opinion of the SEC, indemnification for liabilities arising under federal securities laws is against public policy as expressed in the Securities Act of 1933  (the “Securities Act”) and is, therefore, unenforceable. In the event that a claim for indemnification for liabilities arising under federal securities laws, other than the payment by us of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding, is asserted by a director, officer or controlling person in connection with the securities being registered, we will (unless in the opinion of our counsel, the matter has been settled by controlling precedent) submit to a court of appropriate jurisdiction, the question whether indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue. The legal process relating to this matter if it were to occur is likely to be very costly and may result in us receiving negative publicity, either of which factors is likely to materially reduce the market and price for our shares, if such a market ever develop.

Our shares of common stock may be very thinly traded, or not at all, the price may not reflect our values and there can be no assurance that there will be an active market for our shares of common stock either now or in the futures.

We have a trading symbol for our common stock, ESWB, which permits our shares to be quoted on the OTC-Pink Sheets. However, our shares of common stock may be very thinly traded in the future, and the price, if traded, may not reflect our value.  There can be no assurance that there will be an active market for our shares of common stock either now or in the future.  The market liquidity will be dependent on the perception of our operating business and any steps that our management might take to bring us to the awareness of investors.  There can be no assurance given that there will be any awareness generated.  Consequently, investors may not be able to liquidate their investment or liquidate it at a price that reflects the value of the business.  If a more active market should develop, the price may be highly volatile.  Because there may be a low price for our shares of common stock, many brokerage firms may not be willing to effect transactions in the securities.  Even if an investor finds a broker willing to effect a transaction in the shares of our common stock, the combination of brokerage commissions, transfer fees, taxes, if any, and any other selling costs may exceed the selling price.  Further, many lending institutions will not permit the use of such shares of common stock as collateral for any loans.

We may be subject to the penny stock rules which will make the shares of our common stock more difficult to sell.

We are now subject, and may in the future be subject, to the SEC’s “penny stock” rules if our shares of common stock sell below $5.00 per share.  Penny stocks generally are equity securities with a price of less than $5.00.  The penny stock rules require broker-dealers to deliver a standardized risk disclosure document prepared by the SEC which provides information about penny stocks and the nature and level of risks in the penny stock market.  The broker-dealer must also provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson, and monthly account statements showing the market value of each penny stock held in the customer’s account.  The bid and offer quotations, and the broker-dealer and salesperson compensation information must be given to the customer orally or in writing prior to completing the transaction and must be given to the customer in writing before or with the customer’s confirmation.

In addition, the penny stock rules require that prior to a transaction the broker dealer make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction.  The penny stock rules are burdensome and may reduce purchases of any offerings and reduce the trading activity for shares of our common stock. As long as our shares of common stock are subject to the penny stock rules, the holders of such shares of common stock may find it more difficult to sell their securities.

Sales of our currently issued and outstanding stock may become freely tradeable pursuant to Rule 144 and may dilute the market for your shares and have a depressive effect on the price of the shares of our common stock.

60,200,000 of our outstanding 78,766,636 shares of common stock are “restricted securities” within the meaning of Rule 144 under the Securities Act. As restricted shares, these shares may be resold only pursuant to an effective registration statement or under the requirements of Rule 144 or other applicable exemptions from registration under the Securities Act and as required under applicable state securities laws.  Rule 144 provides in essence that an “affiliated” person, such as our management, who have held our restricted securities for a period of at least one year from the date of this Form 8-K filing, may, under certain conditions, sell every three months in brokerage transactions, a number of shares that does not exceed the greater of 1% of a company’s outstanding shares of common stock.  There is no limit on the amount of restricted securities that may be sold by a non-affiliate after the restricted securities have been held by the owner for a period of one year from the date of this Form 8-K filing.  A sale under Rule 144 or under any other exemption from the Securities Act, if available, or pursuant to subsequent registrations of our shares of common stock, may have a depressive effect upon the price of our shares of common stock in any active market that may develop.

The market for penny stocks has experienced numerous frauds and abuses which could adversely impact investors in our stock.

We believe that the market for penny stocks has suffered from patterns of fraud and abuse. Such patterns include:

a.	Control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer;

b.	Manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases;

c.	“Boiler room” practices involving high pressure sales tactics and unrealistic price projections by inexperienced sales persons;

d.	Excessive and undisclosed bid-ask differentials and markups by selling broker-dealers; and

e.

Wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, along with the inevitable collapse of those prices with consequent investor losses.

We believe that many of these abuses have occurred with respect to the promotion of low price stock companies that lacked experienced management, adequate financial resources, an adequate business plan and/or marketable and successful business or product.

Our board of directors has the authority, without stockholder approval, to issue shares of “blank check” preferred stock with terms that may not be viewed as beneficial to common stockholders, and which may adversely affect common stockholders.

Our articles of incorporation allow us to issue shares of preferred stock without any vote by our stockholders. Our Board of Directors has the authority to fix and determine the relative rights and preferences of preferred stock. Our Board of Directors also has the authority to issue preferred stock without further stockholder approval. As a result, our Board of Directors could authorize the issuance of preferred stock that would grant to holders the preferred right to vote on decisions submitted for a vote of the stockholders, to a priority on distribution of our assets upon liquidation, the right to receive dividend payments before dividends are distributed to the holders of common stock and the right to the redemption of the shares, together with a premium, prior to the redemption of our common stock, and similar rights and priorities over our common stock.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF OPERATIONS

The following discussion and analysis provides information that management believes is relevant to an assessment and understanding of our results of operations and financial condition for the periods presented.  The following selected financial information is derived from our historical consolidated financial statements and should be read in conjunction with such consolidated financial statements and notes thereto set forth elsewhere herein and the “Forward-Looking Statements” explanation included herein.

FOR THE YEAR ENDED JUNE 30, 2014

Plan of Operation for ESIO

On August 14, 2012 Tempco, Inc. (the “Registrant”) executed a Regional Developer Agreement (the “RDA”) and three franchise agreements (the “FA”) with ESIO Franchising, LLC (“EFL”) for the Dallas/Fort Worth region of Texas (the “Territory”) and three franchises therein. The Dallas/Fort Worth region has a population of over 7,700,000 people and over 2,800,000 households.  Upon the execution of the RDA Registrant paid $250,000 cash to ESIO, including a credit of $70,000 from a payment made earlier in the year on a deposit agreement covering 10 other regions with ESIO.

Registrant was to commence operations of its Regional Development business and first 3 franchises within 1 year of the execution of the RDA. Further, Registrant was to sell or open 12 additional franchises in the Territory within the 10 year term of the RDA, the first two of which must be in operation within the third year after the execution of the RDA. Under the RDA once its three franchises are operating, Registrant was to receive 50% of the initial franchise fees ESIO received from its franchisees in the Territory and 40% of all royalties ESIO received from its franchisees in the Territory, excluding advertising fund payments.

Pursuant to the terms of the RDA and the FA Registrant and future franchisees were to be marketing and servicing ESIO’s multi-serve beverage dispensing systems and beverage products for use in the home and office. The ESIO Beverage System included countertop and floor stand beverage dispensers that conveniently offered any size hot and cold drinks at the touch of a button.  ESIO’s patented E-Paks delivered perfectly blended national brand and private label juices, sport drinks, vitamin waters, teas and coffees.

In February 2013 EFL and its parent, EHC, filed a Chapter 11 bankruptcy petition in U. S. Bankruptcy Court in Phoenix, Arizona. On August 15, 2013 the Chapter 11 petition was converted to a Chapter 7 petition.  EFL’s conversion to a Chapter 7 petition made it unlikely that we would be able to develop our Dallas/Ft. Worth franchises in the future.

At June 30, 2014 ESIO’s business objective was to locate a suitable business combination opportunity. ESIO does not currently engage in any business activities that generate cash flow. As of June 30, 2014 ESIO had approximately $146,000 in cash. ESIO believed this to be sufficient to fund the costs of investigating and analyzing a suitable business combination or to fund general and administrative expenses for the next twelve months, however, if ESIO’s efforts were unsuccessful within that time period, ESIO would have to seek additional funds.

At June 30, 2014, during the next 12 months ESIO anticipated incurring costs related to:

(i)	Filing of Exchange Act reports;

(ii)	Officer and director’s salaries and rent, consulting fees; and

(iii)	Investigating and/or consummating an acquisition.

ESIO believes it would be able to meet these costs through use of existing cash and cash equivalents or additional amounts, as necessary, to be loaned by or invested in it by its stockholders, management or other investors. However, no assurance could be given that it would be able to raise additional capital, when needed or at all, or that such capital, if available, will be on acceptable terms. In the absence of obtaining additional financing, ESIO may be unable to fund its operations.  Accordingly, ESIO’s financial condition could require it seek the protection of applicable reorganization laws in order to avoid or delay actions by third parties, which could materially adversely affect, interrupt or cause the cessation of its operations. As a result ESIO’s independent registered public accounting firm has issued going concern opinions on the consolidated financial statements of ESIO for the fiscal years ended June 30, 2014 and 2013.

CRITICAL ACCOUNTING POLICIES

“Management’s Discussion and Analysis of Financial Condition and Results of Operations ” (“MDA”) discusses ESIO’s consolidated financial statements that have been prepared in accordance with accounting principles generally accepted in the United States of America. The preparation of these financial statements requires ESIO’s management to make estimates and assumptions that affect the reported amount of assets and liabilities at the date of the financial statements, the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. On an on-going basis, ESIO evaluates its estimates and judgments, including those related to research and development costs, deferred income taxes and the impairment of long-lived assets. ESIO bases its estimates and judgments on historical experience and on various other factors that are believed to be reasonable under the circumstances. The result of these estimates and judgments form the basis for making conclusions about the carrying value of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions; changes in these estimates as a result of future events may have a material effect on the Company’s financial condition. The SEC suggests that all registrants list their most “critical accounting policies” in MDA. A critical accounting policy is one which is both important to the portrayal of the company’s financial condition and results of operations and requires management’s most difficult, subjective or complex judgments, often as a result of the need to make estimates about the effect of matters that are inherently uncertain. ESIO’s management believes the following critical accounting policies affect its more significant judgments and estimates in the preparation of its consolidated financial statements: The impairment of long-lived assets, stock based compensation, deferred income tax valuation allowances, pending or threatening litigation and the allocation of assets acquired and liabilities assumed in acquisitions.

Impairment or Disposal of long-lived assets

In accordance with ASC 360 “Impairment or Disposal of Long-lived Assets”, ESIO periodically evaluates whether events and circumstances have occurred that may indicate that the carrying amount of such assets may not be recoverable. If the carrying amount of an asset or group of assets exceeds its net realizable value, the asset will be written down to its fair market value. During the year ended June 30, 2013, ESIO recognized an impairment loss of $532,056.

Deferred tax assets

In assessing the realizability of deferred tax assets, ESIO management assesses the likelihood that deferred tax assets will be recovered from future taxable income, and to the extent that recovery is not likely a valuation allowance is established. ESIO adjusts the valuation allowance in the period management determines it is more likely than not that deferred tax assets will or will not be realized. To date, ESIO has fully reserved for its deferred tax assets based primarily on its history of recurring losses.

Use of Estimates

The preparation of financial statements in accordance with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reportable amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Revenue

There are no revenues reflected in ESIO’s financial statements for the years ended June 30, 2014 or 2013.

General and Administrative Expenses

For the years ended June 30, 2014 and 2013 ESIO recorded general and administrative expenses of $123,192 and $360,949, respectively. Its general and administrative expenses in the current year consist primarily of officer’s salaries, legal and accounting fees, and other costs associated with maintaining the company as a publicly traded entity. The decrease in the current year is the result of a decrease in consulting and professional fees. For the years ended June 30, 2014 and 2013, ESIO recorded Directors’ fees of $71,960 and $12,000, respectively. The current year directors’ fees include stock based compensation expense of $59,960 there was no similar expense in the prior year. ESIO also recognized an impairment loss of $532,056 in relation to the Regional Development Agreement during the year ended June 30, 2013.

Net Loss

For the years ended June 30, 2014 and 2013, ESIO reflected net loss of $195,152 and $1,638,609, respectively.

Liquidity and Capital Resources

As of June 30, 2014 ESIO had current assets of $153,457 and working capital of $147,231. Over the next twelve months ESIO estimated in order to maintain reporting company status as defined under the Securities Exchange Act of 1934, it would require cash for expenses, which include accounting, legal and other professional fees, as well as filing fees.

Off-balance sheet arrangements

ESIO had no off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on its financial condition, changes in its financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that is material to investors.

Plan of Operation for IMET

At June 30, 2014 IMET’s business objective was to locate a suitable public company to acquire in a reverse acquisition.  IMET anticipates such a public company to have a suitable amount of working capital to funds IMET’s initial start-up expenses. IMET does not currently engage in any business activities that generate cash flow. As of June 30, 2014 IMET had approximately $6,000 in cash. IMET believed this to be sufficient to fund the costs of investigating and analyzing a suitable business combination. However, if IMET’s efforts were unsuccessful, IMET would have to seek additional funds.

At June 30, 2014, during the next 12 months IMET anticipated incurring costs related to investigating and consummating an acquisition.

IMET believes it would be able to meet these costs through use of existing cash and cash equivalents or additional amounts, as necessary, to be loaned by or invested in it by its stockholders, management or other investors. However, no assurance could be given that it would be able to raise additional capital, when needed or at all, or that such capital, if available, will be on acceptable terms. In the absence of obtaining additional financing, IMET may be unable to commence its operations.  Accordingly, IMET’s financial condition could require it seek the protection of applicable reorganization laws in order to avoid or delay actions by third parties, which could materially adversely affect, interrupt or cause the cessation of its operations. As a result IMET’s independent registered public accounting firm has issued going concern opinions on the financial statements of IMET for the fiscal year ended June 30, 2014.

CRITICAL ACCOUNTING POLICIES

“Management’s Discussion and Analysis of Financial Condition and Results of Operations ” (“MDA”) discusses IMET’s financial statements that have been prepared in accordance with accounting principles generally accepted in the United States of America. The preparation of these financial statements requires IMET’s management to make estimates and assumptions that affect the reported amount of assets and liabilities at the date of the financial statements, the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. On an on-going basis, IMET evaluates its estimates and judgments, including those related to research and development costs, deferred income taxes and the impairment of long-lived assets. IMET bases its estimates and judgments on historical experience and on various other factors that are believed to be reasonable under the circumstances. The result of these estimates and judgments form the basis for making conclusions about the carrying value of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions; changes in these estimates as a result of future events may have a material effect on a company’s financial condition. The SEC suggests that all registrants list their most “critical accounting policies” in MDA. A critical accounting policy is one which is both important to the portrayal of the company’s financial condition and results of operations and requires management’s most difficult, subjective or complex judgments, often as a result of the need to make estimates about the effect of matters that are inherently uncertain. IMET’s management believes the following critical accounting policies affect its more significant judgments and estimates in the preparation of its financial statements: The impairment of long-lived assets, stock based compensation, deferred income tax valuation allowances, pending or threatening litigation and the allocation of assets acquired and liabilities assumed in acquisitions.

Revenue

There are no revenues reflected in IMET’s financial statements for the year ended June 30.

General and Administrative Expenses

For the year ended June 30, 2014 IMET recorded general and administrative expenses of $12,838. Its general and administrative expenses in the current year consist primarily of a year’s rent and organization fees. IMET neither paid nor accrued any officer or Director salaries during the year

Net Loss

For the year ended June 30, 2014, IMET reflected net loss of $12,838.

Liquidity and Capital Resources

As of June 30, 2014 IMET had current assets of $5,912 and working capital of negative $6,088.

Off-balance sheet arrangements

IMET had no off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on its financial condition, changes in its financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that is material to investors.

FOR THE QUARTER ENDED DECEMBER 31, 2014

Plan of Operation For ESIO

At December 31, 2014, ESIO’s business objective was to complete its acquisition of iMetabolic Corp. ESIO does not currently engage in any business activities that generate cash flow. As of December 31, 2014 ESIO had approximately $95,000 in cash. We believe this will be sufficient to fund the costs of investigating and analyzing a suitable business combination or to fund general and administrative expenses for the next twelve months. However, if our efforts are unsuccessful within that time period, we will have to seek additional funds. During the next 12 months ESIO anticipated incurring costs related to:

(i)	Filing of Exchange Act reports;

(ii)	Officer and director’s fees and consulting fees; and

(iii)	Investigating and/or consummating an acquisition.

ESIO believed it would be able to meet these costs through use of existing cash and cash equivalents or additional amounts, as necessary, to be loaned by or invested in us by our stockholders, management or other investors. However, no assurance can be given that ESIO will be able to raise additional capital, when needed or at all, or that such capital, if available, will be on acceptable terms. In the absence of obtaining additional financing, ESIO may be unable to fund its operations.  Accordingly, ESIO’s financial condition could require that it seek the protection of applicable reorganization laws in order to avoid or delay actions by third parties, which could materially adversely affect, interrupt or cause the cessation of its operations. As a result, ESIO’s independent registered public accounting firm has issued going concern opinion on the consolidated financial statements of the Company for the fiscal year ended June 30, 2014.

General and Administrative Expenses

For the three months ended December 30, 2014 and 2013 ESIO recorded operating expenses of $22,898 and $38,812, respectively, which includes directors’ fees of $2,000 at December 30, 2014 and $3,000 at December 31,2013.

For the six months ended December 31, 2014 and 2013 ESIO recorded operating expenses of $53,661 and $77,217 respectively, which includes directors’ fees of $5,000 at December 31, 2014 and $6,000 at December 31, 2013.

ESIO’s operating expenses in the current and prior fiscal year consist primarily of legal and accounting fees, and other costs associated with maintaining the company as a publicly traded entity.

Net Loss

For the three months ended December 31, 2014 and 2013, ESIO had reflected net loss of $22,898 and $38,812, respectively.

For the six months ended December 31, 2014 and 2013, ESIO had reflected net loss of $53,661 and $77,217, respectively.

Liquidity and Capital Resources

As of December 31, 2014 ESIO had current assets of $99,796 and working capital of $93,570. Over the next twelve months ESIO estimated in order to maintain reporting company status as defined under the Securities Exchange Act of 1934, it would require cash for expenses, which include accounting, legal and other professional fees, as well as filing fees.

Off-balance sheet arrangements

ESIO had no off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in our financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that is material to investors.

Plan of Operation For IMET

At December 31, 2014, IMET’s business objective is to complete the reverse acquisition of ESIO. IMET does not currently engage in any business activities that generate cash flow. As of December 31, 2014 IMET had $9,375 in cash. IMET believes this will be sufficient to fund the completion of the ESIO transaction. However, if its efforts are unsuccessful, IMET will have to seek additional funds. During the next 12 months IMET anticipated incurring costs related to investigating and consummating an acquisition.

IMET believed it would be able to meet these costs through use of existing cash and cash equivalents or additional amounts, as necessary, to be loaned by or invested in us by our stockholders, management or other investors. However, no assurance can be given that IMET will be able to raise additional capital, when needed or at all, or that such capital, if available, will be on acceptable terms. In the absence of obtaining additional financing, IMET may be unable to fund its operations.  Accordingly, IMET’s financial condition could require that it seek the protection of applicable reorganization laws in order to avoid or delay actions by third parties, which could materially adversely affect, interrupt or cause the cessation of its operations. As a result, IMET’s independent registered public accounting firm has issued going concern opinion on the financial statements of the Company for the fiscal year ended June 30, 2014.

General and Administrative Expenses

For the six months ended December 31, 2014 IMET has recorded operating expenses of $8,737, which includes rent of $6,000.

IMET’s operating expenses in the current and prior fiscal year consist primarily of rent and administrative costs.

Net Loss

For the six months ended December 31, 2014, IMET had reflected net loss of $8,737.

Liquidity and Capital Resources

As of December 31, 2014 IMET had current assets of $9,375 and working capital of negative $8,625. When combined with ESIO’s cash upon the completion of the Exchange, IMET estimates its working capital will be sufficient to fund its initial operations.  If those initial operations are sufficiently profitable it may not need to raise additional cash.

Off-balance sheet arrangements

IMET had no off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in our financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that is material to its investors.

Financial Statements

See Financial Statements starting on page F-1 for this information.

MANAGEMENT

Appointment of New Officer and Director

In connection with the Share Exchange Agreement, we appointed Mark W. Conte, President, CEO and a director of the Company, Kevin J. Pinkero as CFO, Treasurer and Secretary and Andrew D. Smith as a director.  Furthermore, concurrent with the Effective Date of the Share Exchange Agreement, our former officers and Directors resigned from their positions.

The following table sets forth the name, age and positions of our new executive officer and director as of the Effective Date.  Executive officers are elected annually by our Board of Directors.  Each executive officer holds his office until he resigns, is removed by the Board, or his successor is elected and qualified.  Directors are elected annually by our stockholders at the annual meeting.  Each director holds his office until his successor is elected and qualified or his earlier resignation or removal.

Name	Age	Position

Mark Conte	53	Chief Executive Officer, President, and Director

Kevin J Pikero	57	Chief Financial Officer, Treasurer, Secretary, and Director

Andrew Smith	55	Director

Chief Executive Officer / Director – Mark W. Conte:  Mr. Conte is a business professional and entrepreneur in Reno, Nevada with over 25 years of experience in marketing and operations in the health, nutraceutical, technology, agricultural sciences, and banking industries. Mr. Conte is a co- founder and currently serves as President of iMetabolic Corp. Formerly, Mr. Conte was a co-founder and co-Managing Member of International Metabolic Institute LLC, which developed the “iMetabolic” brand and initial line of dietary and nutraceutical products. Prior thereto, Mr. Conte was: a Partner in 1Globe Wireless, Inc.; the B2B Sales Manager for AT&T Wireless; Managing Director and Manager of Operations for Perten Instruments; Vice President of Marketing for AIQ Systems, Inc.; and as a Corporate Banking Specialist and Foreign Exchange Representative for Valley Bank of Nevada. Mr. Conte is a graduate of the University of Nevada at Reno with a B.S. in Finance.

Financial Officer – Kevin J. Pikero:  Mr. Pikero is a practicing Certified Public Accountant (CPA) in Reno, Nevada with over 35 years of experience in the financial and accounting business. Mr. Pikero currently operates Kevin J. Pikero & Associates, Inc. (CPAs) in Reno, Nevada providing accounting, tax, and financial services for a select domestic and international clientele of corporations, partnerships, sole proprietors, and individuals.  Mr. Pikero’s professional history includes employment with: Haims & Company – (CPAs); E.F. Hutton Credit Corp.; Barclays Business Credit Inc.; Truckee River Bank; Bank of America Community Development Bank; and United American Funding, Inc. Mr. Pikero is a graduate of Bentley University with a B.S. in Accounting and of the University of Bridgeport, Bridgeport, CT with a M.B.A. in Finance.

Director – Andrew D. Smith:  Mr. Smith is a Certified Public Accountant in Chicago, Illinois with over 25 years of experience in the financial and accounting business. He is a co-founder and the current President of Houlihan Capital, an investment banking firm with specializations in mergers and acquisitions and valuations. Previously to his time at Houlihan Capital, Mr. Smith was: a Senior Vice President for EVEREN Securities, Inc. (formerly Kemper Securities, Inc., 1993 to 1996), where he was the founder and co-head of the firm’s Mergers & Acquisitions Group; a Managing Director at Geneva Capital Markets; and an auditor for Ernst & Whinney, where he specialized in serving financial institutions. Mr. Smith is a graduate, with honors, of Ohio Wesleyan University with a BA in Economics, is registered with FINRA as a General Securities Representative (Series 7), General Securities Principal (Series 24), and a Financial and Operations Principal (Series 27), is a member of the American Institute of Certified Public Accountants and the Illinois CPA Society, and is credentialed through the American Institute of Certified Public Accountants as “Accredited in Business Valuation.”

A brief biography of each member of our management is fully described in Item 5.02.  The information therein is hereby incorporated in this section by reference.

We have not entered into any employment agreements at this time.

Code of Ethics

We currently do not have a code of ethics that applies to our officers, employees and directors, including our Chief Executive Officer.

Conflicts of Interest

Certain potential conflicts of interest are inherent in the relationships between our officers and directors, and us.

From time to time, one or more of our affiliates may form or hold an ownership interest in and/or manage other businesses both related and unrelated to the type of business that we own and operate.  These persons expect to continue to form, hold an ownership interest in and/or manage additional other businesses which may compete with ours with respect to operations, including financing and marketing, management time and services and potential customers.  These activities may give rise to conflicts between or among the interests of us and other businesses with which our affiliates are associated.  Our affiliates are in no way prohibited from undertaking such activities, and neither we nor our shareholders will have any right to require participation in such other activities.

Further, because we intend to transact business with some of our officers, directors and affiliates, as well as with firms in which some of our officers, directors or affiliates have a material interest, potential conflicts may arise between the respective interests of us and these related persons or entities.  We believe that such transactions will be effected on terms at least as favorable to us as those available from unrelated third parties.

With respect to transactions involving real or apparent conflicts of interest, we have adopted policies and procedures which require that: (i) the fact of the relationship or interest giving rise to the potential conflict be disclosed or known to the directors who authorize or approve the transaction prior to such authorization or approval, (ii) the transaction be approved by a majority of our disinterested outside directors, and (iii) the transaction be fair and reasonable to us at the time it is authorized or approved by our directors.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table summarizes all compensation paid to our Chief Executive Officers for each of the fiscal years ended June 30, 2014 and 2013.  We did not have any other executive officers whose total annual salary and bonus exceeded $100,000 for the periods presented.

Summary Compensation Table

			All other
		Salary	Compensation	Total
Name and Principal Position	Year	($)	($)(2)	($)

Andrew Ecclestone, Chairman of the Board,	2014	$—	$29,980	$29,980
Principal Executive Officer (1)	2013	$—	$—	$—

Anthony Silverman, Principal Executive Officer (3)	2013	$—	$—	$—

Fred Burstein, Director (4)	2014	$12,000	$29,980	$41,980
	2013	$12,000	$—	$12,000

Kimberly A Conley, Principal Accounting Officer (4)	2014	$42,000	$—	$42,000
	2013	$44,000	$—	$44,000

Mark W. Conte, President, Principal Executive Officer, Director (5)	2014	$—	$—	$—

Andrew D. Smith, Director (5)	2014	$—	$—	$—

Kevin J. Pinkero, Principal Accounting Officer and Director (5)	2014	$—	$—	$—

_________________

(1)	Mr. Ecclestone began serving as the Principal Executive Officer and President on August 26, 2013. He resigned on March 16, 2015.

(2)	Includes the issuance of an option to purchase 600,000 shares of common stock at an exercise price of $.05.

(3)

Mr. Silverman began serving as a Director and Chief Financial Officer on May 11, 2011. He served in that capacity through April 12, 2012 when he was appointed as Principal Executive Officer and President. He served in that position through August 26, 2013 at which time he resigned as an Officer and Director.

(4)	Mr. Burstein and Ms. Conley resigned on March 16, 2015.

(5)	These individuals were appointed to their positions on March 16, 2015.

Following is information regarding outstanding equity awards for each of our named executive officers as of the fiscal year ended June 30, 2014:

Outstanding Equity Awards at Fiscal Year End

	Option Awards
Name	Number of securities underlying unexercised options (#) Exercisable	Option exercise price	Option expiration date

Andrew Ecclestone	250,000	$ 0.25	7/11/2016
Andrew Ecclestone	600,000	$ 0.05	2/03/2019
Fred Burstein	250,000	$ 0.25	7/11/2016
Fred Burstein	600,000	$ 0.09	2/28/2016
Fred Burstein	600,000	$ 0.05	2/03/2019

Equity Compensation Plan Information

The following table sets forth information regarding the number of shares of our common stock that may be issued pursuant to our equity compensation plans or arrangements as of the end of fiscal 2014.

Plan Category	Number of Securities To Be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available For Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in First Column)

Equity compensation plans approved by security holders	None (1)	$ —	600,000 (3)

Equity compensation plans not approved by security holders	3,272,767 (2)	$ 0.57	—

TOTAL	3,272,767	$ 0.57	600,000

___________________

(1)	Represents shares of common stock that may be issued pursuant to outstanding options granted under our 1999 Equity Compensation Plan.

(2)	Represents shares of common stock that may be issued pursuant to options available for future grant under our 1999 Equity Compensation Plan.

(3)

Represents an aggregate of 2,717,287 shares of common stock underlying non-statutory stock options approved by the Company’s board of directors and granted to directors and employees of the Company (the “Options”).  The options have vesting schedules ranging from immediate vesting to four year vesting and have an exercise price equal to the closing bid price of the common stock on the date of grant and a term of five to ten years.

Employment Contracts

There are no employment agreements between the Company and its officers and directors.

PRINCIPAL STOCKHOLDERS

The following table sets forth certain information regarding our common stock beneficially owned on March 16, 2015, for (i) each shareholder known to be the beneficial owner of 5% or more of our outstanding common stock, (ii) each of our officers and directors, and (iii) all executive officers and directors as a group.  In general, a person is deemed to be a “beneficial owner” of a security if that person has or shares the power to vote or direct the voting of such security, or the power to dispose or to direct the disposition of such security.  A person is also deemed to be a beneficial owner of any securities of which the person has the right to acquire beneficial ownership within 60 days.  To the best of our knowledge, all persons named have sole voting and investment power with respect to such shares, except as otherwise noted.  Except as set forth in this Form 8-K, there are not any pending or anticipated arrangements that may cause a change in control.  At March 16, 2015, 78,766,636 shares of our common stock were outstanding immediately after the Effective Date.

Name and Address of Beneficial Owner (1)	Nature of Security	Number of Shares	Percentage of Common Stock

Mark W. Conte	Common Stock	3,900,000 (1)	5.0% (2)
Andrew D. Smith	Common Stock	3,900,000 (1)	5.0% (2)
Kevin J. Pikero	Common Stock	1,500,000 (1)	1.9%
All directors and executive officers as a group (3 persons)	Common Stock	9,300,000 (1)	11.8%

___________________

(1)	Shares acquired pursuant to the Share Exchange Agreement.

(2)	Share percentages reflect single digit rounding. Actual share ownership to two decimal points is less than 5.0%.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The Company did not have any transactions during fiscal years 2014 and 2013 with any director, director nominee, executive officer, security holder known to the Company to own of record or beneficially more than 5% of the Company’s common stock, or any member of the immediate family of any of the foregoing persons, in which the amount involved exceeded $120,000.

Director Independence

During the year ended June 30, 2014 our directors were Fred Burstein and Andrew Ecclestone. Only Mr. Burstein would have been considered “independent”.  After the closing of the Exchange on March 16, 2015 only Mr. Smith would be considered “independent.”

“Independent director” means a person other than an executive officer or employee of the company or any other individual having a relationship which, in the opinion of the issuer’s board of directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. The following persons shall not be considered independent:

(A)     a director who is, or at any time during the past three years was, employed by the company;

(B)     a director who accepted or who has a Family Member who accepted any compensation from the company in excess of $100,000 during any period of twelve consecutive months within the three years preceding the determination of independence, other than the following:

(i)      compensation for board or board committee service;

(ii)     compensation paid to a Family Member who is an employee (other than an executive officer) of the company; or

(iii)    benefits under a tax-qualified retirement plan, or non-discretionary compensation.

Provided, however, that in addition to the requirements contained in this paragraph (B), audit committee members are also subject to additional, more stringent requirements under Rule 4350(d).

(C)     a director who is a Family Member of an individual who is, or at any time during the past three years was, employed by the company as an executive officer;

(D)     a director who is, or has a Family Member who is, a partner in, or a controlling shareholder or an executive officer of, any organization to which the company made, or from which the company received, payments for property or services in the current or any of the past three fiscal years that exceed 5% of the recipient’s consolidated gross revenues for that year, or $200,000, whichever is more, other than the following:

(i)      payments arising solely from investments in the company’s securities; or

(ii)     payments under non-discretionary charitable contribution matching programs.

(E)     a director of the issuer who is, or has a Family Member who is, employed as an executive officer of another entity where at any time during the past three years any of the executive officers of the issuer serve on the compensation committee of such other entity; or

(F)     a director who is, or has a Family Member who is, a current partner of the company’s outside auditor, or was a partner or employee of the company’s outside auditor who worked on the company’s audit at any time during any of the past three years.

(G)     in the case of an investment company, in lieu of paragraphs (A)–(F), a director who is an “interested person” of the company as defined in Section 2(a)(19) of the Investment Company Act of 1940, other than in his or her capacity as a member of the board of directors or any board committee.

DESCRIPTION OF SECURITIES

As of March 16, 2015, our authorized capital stock consists of 200,000,000 shares of common stock, $0.001 par value, and 10,000,000 shares of preferred stock, $0.001 par value. Immediately prior to the Effective Date, ESIO had 18,766,636 shares of common stock issued and outstanding.  As of March 16, 2015 and immediately after the Effective Date, an aggregate of 78,766,636 shares of common stock were outstanding, including shares issued pursuant to the Share Exchange Agreement.

Common Stock

Subject to preferences that may apply to shares of preferred stock outstanding at the time, the holders of outstanding shares of Common Stock are entitled to receive dividends out of assets legally available at times and in amounts as our Board of Directors may determine.  Each stockholder is entitled to one vote for each share of Common Stock held on all matters submitted to a vote of the stockholders.

Cumulative voting is not provided for in our articles of incorporation or any amendments thereto, which means that the majority of the shares voted can elect all of the directors then standing for election.  The Common Stock is not entitled to preemptive rights and is not subject to conversion or redemption.  Upon the occurrence of a liquidation, dissolution or winding-up, the holders of shares of Common Stock are entitled to share ratably in all assets remaining after payment of liabilities and satisfaction of preferential rights of any outstanding preferred stock.  There are no sinking fund provisions applicable to the Common Stock.  The outstanding shares of Common Stock are, and the shares of Common Stock to be issued upon conversion of the Warrants will be fully issued and non-assessable.

At March 16, 2015 we had a total of 10,872,765 shares reserved for issuance pursuant to outstanding warrants and stock option, with an exercise price between $.05 and $.92 exercisable through 2019.

Preferred Stock

The Company’s Board of Directors has the authority to divide the preferred stock shares into series and to fix the voting powers, designation, preference, and relative participating, option or other special rights, and the qualifications, limitations, or restrictions of the shares of any series so established.  The Company has issued no preferred stock shares as of March 16, 2015.

Dividend Policy

Any future determination as to the declaration and payment of dividends on shares of our Common Stock will be made at the discretion of our Board of Directors out of funds legally available for such purpose.  We are under no contractual obligations or restrictions to declare or pay dividends on our shares of Common Stock.  In addition, we currently have no plans to pay such dividends.  Our Board of Directors currently intends to retain all earnings for use in the business for the foreseeable future.  See “Risk Factors.”

INDEMNIFICATION OF OFFICERS AND DIRECTORS

The General Corporation Law of Nevada provides that directors, officers, employees or agents of Nevada corporations are entitled, under certain circumstances, to be indemnified against expenses (including attorneys’ fees) and other liabilities actually and reasonably incurred by them in connection with any suit brought against them in their capacity as a director, officer, employee or agent, if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, if they had no reasonable cause to believe their conduct was unlawful. This statute provides that directors, officers, employees and agents may also be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by them in connection with a derivative suit brought against them in their capacity as a director, if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made without court approval if such person was adjudged liable to the corporation.

Our by-laws provide that we shall indemnify our officers and directors in any action, suit or proceeding unless such officer or director shall be adjudged to be derelict in his or her duties.

Item 5.01	Changes in Control of Registrant

As explained more fully in Item 2.01, in connection with the Share Exchange Agreement, on March 16, 2015, we issued 60,000,000 shares of our Common Stock to IMET shareholders in exchange for the transfer of 100% of the outstanding shares of IMET capital stock to us.  As such, immediately following the Acquisition, the IMET shareholders held approximately 76.2% of the voting power of all classes of our outstanding stock entitled to vote.

In connection with the Effective Date of the Acquisition, and as explained more fully in Item 2.01 above, under the section titled “Management” and in Item 5.02 of this Current Report on Form 8-K, the former officers and Directors of the Company resigned their positions.  Further, effective March 16, 2015, Mr. Mark W. Conte was appointed President, CEO and a director of the Company, Kevin J. Pinkero was appointed CFO, Treasurer and Secretary and Andrew D. Smith as a director

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

Resignation of Directors and Officers

Effective March 16, 2015 Messrs. Ecclestone and Burstein and Ms. Conley resigned their positions with the Company. There were no disagreements between these individuals and the Company or any officer or director of the Company

Appointment of Directors and Officers

See “Item 2.01 Completion of Acquisition or Disposition of Assets – Management” above for a discussion of the appointment of our new officers and Directors.

Employment Agreements of the Executive Officers

We have not entered into any employment agreements with any employees.

Item 9.01	Financial Statements and Exhibits

(a)  FINANCIAL STATEMENTS OF BUSINESS ACQUIRED.

The audited Financial Statements of IMET as of the year ended June 30, 2014 are filed as Exhibit 99.1 to this Current Report on Form 8-K and are incorporated herein by reference.

The unaudited Financial Statements of IMET as of the six months ended December 31, 2014 and 2013 are filed as Exhibit 99.2 to this Current report on Form 8-K and are incorporated herein by reference.

(b)  PRO FORMA FINANCIAL INFORMATION.

The following pro forma financial information of Esio Water & Beverage Development Corp. is filed as Exhibit 99.3 to this Current Report on Form 8-K and is incorporated herein by reference:

1.	The Unaudited Pro Forma Combined Balance Sheet of Esio Water & Beverage Development Corp. and iMetabolic Corp. as of December 31, 2014 and June 30, 2014.

2.	The Unaudited Pro Forma Combined Statement of Operations of Esio Water & Beverage Development Corp. and iMetabolic Corp. for the six months ended December 31, 2014 and the year ended June 30, 2014.

(d)  EXHIBITS

Exhibit No.	Description

2.1	Share Exchange Agreement, dated December 31, 2014, by and among Esio Water & Beverage Development Corp. and iMetabolic Corp.

99.1	Audited Financial Statements of iMetabolic Corp. as of June 30, 2014.

99.2	Unaudited Financial Statements of iMetabolic Corp. as of December 31, 2014 and 2013.

99.3	Unaudited Pro Forma Condensed Combined Balance Sheet as of December 31, 2014 and Statement of Operations of ESIO for the six-months ended December 31, 2014 and the year ended June 30, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  March 20, 2015

Esio Water & Beverage Development Corp.

By:	/s/ Andrew Ecclestone
Andrew Ecclestone
Chairman and Chief Executive Officer